Exhibit 99.1

MCEWEN MINING REPORTS Q2 2018 RESULTS

TORONTO, July 31, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) today reported second quarter results for the period ended June 30, 2018 (“Q2”). During Q2, gold equivalent ounces (GEOs) produced increased by 45% and all-in sustaining costs per ounce decreased by 2% compared to Q2 2017. Net cash flow from the business excluding project development costs was $6.3 million(2) or $0.02 per share. A total investment of $26.3 million was made to further our long-term production growth plans at the Gold Bar, Black Fox, El Gallo Fenix and Los Azules projects. As a result, our consolidated net loss for Q2 was $5.4 million, or $0.02 per share.

During the first half of 2018 (“H1”) GEOs produced increased by 47% and all-in sustaining costs per ounce increased by 1% compared to H1 2017. In H1, net cash flow from the business excluding project development costs was $18.7 million or $0.05 share, and a total investment of $49.0 million was made to further our long-term production growth plans at the Gold Bar, Black Fox and Los Azules projects. As a result, our consolidated net loss for H1 was $10.6 million, or $0.03 per share.

Please join our quarter end conference call on Wednesday, Aug 1st, 2018 at 11am EST. Details are provided below.

The table below provides production and cost results for the second quarter and first half year ended June 30, 2018, comparative results from last year, and production and cost guidance for 2018. For the SEC Form 10-Q Financial Statements and MD&A refer to: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000314203

Production and Costs

	Q2		H1		Full Year
	2017	2018	2017	2018	2018 Guidance
Consolidated Production
Gold (oz)	22,191	36,959	42,287	72,027	128,000
Silver (oz)	779,487	772,432	1,502,254	1,468,083	3,225,000
GEOs(1)	32,584	47,258	62,317	91,602	171,000
El Gallo Mine, Mexico
GEOs(1)	9,780	10,808	19,588	23,025	32,000
Cash Cost ($/GEO)(1)(2)(4)	706	783	635	724	650
AISC ($/GEO)(1)(2)(4)	843	816	755	776	715
San José Mine, Argentina (49%)(3)
Gold (oz)	12,477	12,139	22,843	22,961	48,000
Silver (oz)	774,521	769,197	1,491,494	1,461,249	3,225,000
GEOs(1)	22,804	22,395	42,729	42,444	91,000
Cash Cost ($/GEO)(1)(2)(4)	921	806	918	868	860
AISC ($/GEO)(1)(2)(4)	1,102	1,065	1,129	1,106	1,110
Black Fox Mine, Canada(5)
GEOs(1)	—	14,055	—	26,133	48,000
Cash Cost ($/GEO)(1)(2)(4)	—	771	—	806	920
AISC ($/GEO)(1)(2)(4)	—	1,056	—	1,115	1,210

Notes:

(1)    Silver and gold production are presented as GEOs, which approximate prevailing spot prices at the beginning of the year. The silver to gold ratio used for 2017 and 2018 is 75:1.

(2)    All amounts are reported in US dollars unless otherwise stated.

(3)    Represents the portion attributable to us from our 49% interest in the San José Mine.

(4)    Earnings from mining operations, total cash costs, all-in sustaining costs (AISC), and cash, investments and precious metals are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. See “Cautionary Note Regarding Non-GAAP Measures” for additional information, including definitions of these terms.

(5)    The Black Fox mine was acquired on October 6, 2017.

The table below provides financial highlights for the second quarter and first half ended June 30, 2018, and comparative results from last year.

Financial Highlights

	Q2 2017	Q2 2018	H1 2017	H1 2018
Treasury
Cash, Investments and Precious Metals ($ millions)(4)	44.0	34.5	44.0	34.5
Working Capital ($ millions)	47.0	19.2	47.0	19.2
Debt	nil	nil	nil	nil
Earnings from Mining Operations(4)
El Gallo Mine ($ millions)	6.8	6.0	15.0	18.5
San José Mine (49%) ($ millions)	4.1	4.4	9.8	7.9
Black Fox Mine ($ millions)	—	4.2	—	7.3
Consolidated Net Income
Net Income (Loss) ($ millions)	(1.7)	(5.4)	(4.7)	(10.6)
Net Income (Loss) per Share ($)	(0.01)	(0.02)	(0.02)	(0.03)
Cash Flow
Net Cash Flow Provided (Used) in Operations ($ millions)	(7.2)	(5.6)	(16.6)	0.6

Gold Bar Mine, USA (100%)

Construction activities at Gold Bar during Q2 focused on the heap leach pad, installation of the crushing and process facility, as well as site-wide electrical and water utilities. All major equipment and bulk materials are either on site or purchased and engineering for the project is complete. Construction is advancing on schedule for completion by the end of 2018, targeting commercial production in the first quarter of 2019. We capitalized to construction in progress $18.2 million and $27.0 million for the three and six months ended June 30, 2018, respectively, and $33 million cumulative to date. During the first three years of operation beginning in 2019, Gold Bar is projected to produce approximately 55,000, 74,000 and 68,000 ounces of gold respectively.

El Gallo Mine, Mexico (100%)

During Q2, the mine produced 10,808 GEOs, compared to 9,780 GEOs in 2017. Total cash costs and AISC were $783 and $816 per GEO, respectively. Production and cost guidance for 2018 are for 32,000 GEOs at a cash cost and AISC of $650 and $715 per GEO, respectively.

By the end of Q2, mining and crushing activities ceased and contractor equipment has been demobilized from the mine site. Closure, reclamation and residual heap leach activities are ongoing and will continue for several years.

A new Preliminary Economic Assessment (PEA) study on potential production from the El Gallo Complex at some point in the future was published on July 9, 2018. The proposed development plan evaluated in the PEA is called Project Fenix. The key outcomes of Project Fenix include an average annual production rate of 47,000 ounces gold equivalent (AuEq), a 12-year mine life, low initial capital cost of $41.0 million for Phase 1 and $30.0 million for Phase 2, and pay-back period of 4.1 years. At $1,250/oz gold and $16/oz silver the after-tax internal rate of return (IRR) is 28%, and the net present value (NPV) at a 5% discount rate is $60.0 million.

During the next 14 months we will be applying for permits in addition to analyzing options for optimizing mineral processing, mine sequencing, material transportation and tailings storage as presented in the PEA.

The Project Fenix PEA is available for review on our website and on SEDAR (http://www.sedar.com).

Black Fox Mine, Canada (100%)

During Q2, the mine produced 14,055 GEOs. Total cash costs and AISC were $771 and $1,056 per GEO, respectively. Year to date costs are trending below budget and gold production is above our projections. We are maintaining production and cost guidance for 2018 are for 48,000 GEOs at a cash cost and AISC of $920 and $1,210 per GEO, respectively.

A $15.0 million exploration program is currently underway at the Black Fox Complex. For information on our encouraging exploration results refer to recent news releases published on April 30, 2018 and July 25, 2018 available on the McEwen Mining website www.mcewenmining.com.

For 2018, we have budgeted a total of $18.4 million for sustaining and capital expenditure activities at the Black Fox mine, of which we spent $7.6 million during the first half of 2018.

San José Mine, Argentina (49%)

Our attributable production from San José in Q2 2018 was 12,139 gold ounces and 769,197 silver ounces, for a total of 22,395 GEOs, which is essentially unchanged from the comparative period in 2017. Q2 production costs per GEO produced were also slightly lower than the comparative period in 2017. Year to date San José is performing in-line with our guidance for 2018 of 91,000 GEOs at a cash costs and AISC of $806 and $1,065 per GEO, respectively.

During Q2 2018 and H1 2018, we received $2.4 million and $7.3 million in dividends from our interest in San José, compared to $2.4 million and $4.9 million in dividends received during the same periods in 2017. For 2018, we are forecasting dividends in excess of $12.0 million.

Los Azules Project, Argentina (100%)

During the first half of 2018 we spent $5.9 million developing infrastructure alternatives and environmental base line monitoring work to advance our permitting efforts.

Conference Call and Webcast

We invite you to join our conference call, where management will discuss our Q2 2018 financial results and project developments and follow with a question and answer session. Questions can be asked directly by participants over the telephone or can be emailed in advance to cd@mcewenmining.com. Please email questions prior to the start of the call.

Wednesday, Aug 1st, 2018 11:00 am ET	Toll Free US & Canada:	1 (844) 630-9911
	Outside US & Canada:	1 (210) 229-8828
	Conference ID Number:	8486966
	Webcast Link:	https://edge.media-server.com/m6/p/enj6zmcz

An archived replay of the webcast will be available for one week after it takes place. Access the replay using the link https://edge.media-server.com/m6/p/enj6zmcz or by calling (855)-859-2056 (North America) / (404)-537-3406 (International), Conference ID Number 8486966.

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the El Gallo Fenix project in Mexico; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of the shares.

QUALIFIED PERSON

The technical contents of this news release has been reviewed and approved by Nathan Stubina, Managing Director - Innovation, and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

RELIABILITY OF INFORMATION REGARDING SAN JOSÉ

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this report, we have provided information prepared or calculated according to U.S. GAAP, as well as provided some non-U.S. GAAP (“non-GAAP”) performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

Total Cash Costs and All-in Sustaining Costs

Total cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current explorations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs. All-in sustaining cash costs consist of total cash costs (as described above), plus environmental rehabilitation costs, amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, and sustaining capital expenditures. In order to arrive at our consolidated all-in sustaining costs, we also include corporate general and administrative expenses. Depreciation is excluded from both total cash costs and all-in sustaining cash costs. For both total cash costs and all-in sustaining costs we include our attributable share of total cash costs from operations where we hold less than a 100% economic share in the production, such as MSC, where we hold a 49% interest.  Total cash cost and all-in sustaining cash cost per ounce sold are calculated on a co-product basis by dividing the respective proportionate share of the total cash costs and all-in sustaining cash costs for the period attributable to each metal by the ounces of each respective metal sold. We use and report these measures to provide additional information regarding operational efficiencies both on a consolidated and an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Earnings from mining operations

The term Earnings from Mining Operations used in this report is a non-GAAP financial measure. We use and report this measure because we believe it provides investors and analysts with a useful measure of the underlying earnings from our mining operations. We define Earnings from Mining Operations as Gold and Silver Revenues from our El Gallo Mine and our 49% attributable share of the San José Mine’s Net Sales, less their respective Production Costs Applicable to Sales. To the extent that Production Costs Applicable to Sales may include depreciation and amortization expense related to the fair value increments on historical business acquisitions (fair value paid in excess of the carrying value of the underlying assets and liabilities assumed on the date of acquisition), we deduct this expense in order to arrive at Production Costs Applicable to Sales that only include depreciation and amortization expense incurred at the mine-site level. The San José Mine Net Sales and Production Costs Applicable to Sales are presented, on a 100% basis, in Note 5 of McEwen Mining’s Quarterly on Form 10-Q for the quarter ended June 30, 2018.

Cash, investments and precious metals

The term cash, investments and precious metals used in this report is a non-GAAP financial measure. We report this measure to better understand our liquidity in each reporting period. Cash, investments and precious metals is calculated as the sum of cash, restricted cash, investments, receivables from gold sales, and ounces of doré held in inventory, valued at the London P.M. Fix spot price at the corresponding period. A reconciliation to the most directly comparable U.S. GAAP measure, Sales of Gold and Silver, is provided in McEwen Mining’s Quarterly  Report on Form 10-Q for the quarter ended June 30, 2018.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenrob	Toronto, ON, Canada
info@mcewenmining.com		M5H 1J9
	Twitter: twitter.com/mcewenmining	(866)-441-0690

Instagram: instagram.com/mcewenmining